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                                Elastic Networks

                     PATENT TRANSFER AND LICENSE AGREEMENT

                                     between

                              Nortel Networks Inc.

                                       and

                              Elastic Networks Inc.

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                                TABLE OF CONTENTS

ARTICLE I         DEFINITIONS                                                  1

ARTICLE II        TRANSFER OF RIGHTS                                           2

ARTICLE III       GRANTBACK LICENSE                                            3

ARTICLE IV        NOTICES                                                      3

ARTICLE V         PAYMENT                                                      4

ARTICLE VI        LIABILITY                                                    4

ARTICLE VII       GENERAL                                                      5

SCHEDULE A - ETHERLOOP PRODUCTS
SCHEDULE B - NORTEL PATENT CROSS-LICENSE AGREEMENTS
SCHEDULE C - TRANSFERRED PATENTS

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                      PATENT TRANSFER AND LICENSE AGREEMENT

This PATENT TRANSFER AND LICENSE AGREEMENT (the "Agreement" entered into with effect as of the 12th day of May, 1999 (the "Effective Date")

BY AND BETWEEN:

            NORTEL NETWORKS INC., a corporation organized and existing under the laws of Delaware, having its executive offices at Northern Telecom Plaza, 200 Athens Way, Nashville, Tennessee, U.S.A. 37228-1397 (hereinafter referred to as "NNI"),

AND:

            ELASTIC NETWORKS INC., a corporation organized and existing under the laws of Delaware, with offices located at 6120 Windward Parkway, Suite 100, Alpharetta, Georgia, U.S.A. 30005 (hereinafter referred to as "Elastic").

WHEREAS NNI, through its business unit known as Elastic Networks, is engaged, among other activities, in the design, research, development, provision and sale of Etherloop Devices (as hereinafter defined), and of associated equipment. software applications and services: and

WHEREAS Elastic is a wholly-owned subsidiary of NNI, which has been formed to operate Elastic Networks after the transfer of certain assets pursuant to a certain contribution agreement between Elastic, NNI and Nortel Networks Corporation ("NNC"; of which NNI is a wholly owned subsidiary) dated as of the date hereof (the "Contribution Agreement"); and

WHEREAS pursuant to a certain Patent Transfer Agreement between NNC and NNI, NNC transferred all of its right, title and interest in the Transferred Patents (as hereinafter defined) to NNI; and

WHEREAS in order to carry on the business of Elastic Networks, Elastic wishes to obtain, and NNI is willing to transfer its rights in the Transferred Patents:

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, the Parties agree as follows:

ARTICLE I DEFINITIONS

1.1 Capitalized terms used herein not otherwise defined have the meaning ascribed to them in the Contribution Agreement. As used in this Agreement and the Schedules attached hereto:

      "Affiliate" shall mean a corporation or company which directly or indirectly controls, or is under common control with, or is controlled by, a Party. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the subject person (whether through


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      ownership of securities or partnership or other ownership interests, by contract or otherwise);

      "Elastic Business" means the business related to (i) the design, research, manufacture and development of Etherloop Devices and associated equipment, software applications and services by Elastic on or after the date hereof, or by Elastic, NNC and/or NNI before the date hereof; and (ii) the marketing, distribution and licensing of Etherloop Devices and associated equipment, software applications and services by Elastic on or after the date hereof, or by Elastic, NNC and/or NNI before the date hereof;

      "Etherloop Products" shall mean the products listed in Schedule A;

      "Etherloop Device" shall mean a device or system for communicating Ethernet data frames between master and slave modems using burst mode half duplex transmission and providing a collision avoidance technique over a communications path other than Hybrid Fibre Coaxial Cable (including, but not limited to, the Etherloop Products);

      "Improvement" shall mean any invention, development, change, innovation or extension;

      "Licensed Products" shall mean the products manufactured and sold, and services provided, by the Elastic Business as of the Effective Date, and the products which the relevant business records establish are being designed or funded by the Elastic Business as of the Effective Date to be manufactured arid sold by or on behalf of the Elastic Business, and natural evolutions thereof in the field of the Elastic Business, including without limitation, the Etherloop Products;

      "Party" shall mean either NNI or Elastic;

      "Patent Cross License Agreements" shall means those general corporate patent cross-license agreements with third parties entered into by NNC listed in Schedule B;

      "Patents" shall mean patents, patent applications, continuations, continuations in part, divisionals, reissues or reexaminations;

      "Subsidiary" shall mean a company in which a Party hereto effectively owns or controls, and continues to own or control, directly or indirectly, more than fifty percent (50%) of the voting stock or ownership interest therein; and

      "TI License Agreement" shall mean the Cooperative Development and License Agreement between Texas Instruments Incorporated and NNI dated September 9, 1998;

      "Transferred Patents" shall mean the Patents listed in Schedule C;

ARTICLE II TRANSFER OF RIGHTS

2.1 Subject to the terms and conditions of this Agreement, and subject to the rights granted under the Patent Cross-License Agreements and the TI License Agreement, NNI hereby transfers and assigns all of its right, title and interest in the Transferred Patents to Elastic.


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ARTICLE III GRANTBACK LICENSE

3.1 Subject to the provisions of Section 10.04 of the Contribution Agreement, Elastic hereby grants to NNI, its Subsidiaries and Affiliates an unrestricted, irrevocable, non-exclusive, worldwide, perpetual (or full-term, as the case may be), fully paid-up license under:

      (a)   the Transferred Patents; and

      (b)   any Improvements to the Transferred Patents;

to make, have made, use, lease, sell, offer to sell and import all products. Such license shall include the right to sublicense rights in such patents to purchasers and users of such products, but not to otherwise sublicense such rights.

ARTICLE IV NOTICES

4.1 Notices shall be provided by one Party to another, shall be in writing, and shall be deemed sufficiently given when sent by prepaid registered or certified first-class mail, facsimile transmission, overnight courier, or hand delivery to the other Party at the following address (or such other address as the other Party may designate by giving twenty (20) days prior written notice):

        If to NNI:

               Northern Telecom Plaza
               200 Athens Way
               Nashville, Tennessee
               U.S.A. 37228-1397
               Fax No. (615) 734 - 4067
               Attention: Secretary

               Copy to: _________________
                        (General Manager)

        If to Elastic:

               Elastic Networks Inc.
               6120 Windward Parkway
               Suite 100
               Alpharetta, Georgia
               U.S.A. 30005
               Attention: President

4.2 Such notices shall be deemed to have been received ten (10) business days after mailing if sent by mail, and the following business day if sent by facsimile transmission, overnight courier, or delivered by hand.


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4.3 In the event of a generally-prevailing labour dispute or other situation which will delay or impede the giving of notice by any such means, in either the country of origin or of destination, the notice shall be given by such specified mode as will be most reliable and expeditious and least affected by such dispute or situation.

ARTICLE V PAYMENT

5.1 In consideration of the rights granted hereunder, Elastic has issued
5.000.000 common shares in Elastic to NNI pursuant to the provisions of Section 5.02(b) of the Contribution Agreement.

5.2 All payments and consideration required by this Agreement shall be exclusive of taxes, and NNI shall be responsible for the payment of all such taxes, including, but not limited to, all sales, value-added, use, rental receipt, personal property or other taxes and their equivalents which may be levied or assessed in connection with this Agreement (excluding only taxes based on Elastic's net income). For further certainty, Elastic shall not be responsible for the payment of any taxes incurred in connection with the transfer of the Transferred Patent from NNC to NNI.

ARTICLE VI LIABILITY

6.1 Nothing contained in this Agreement shall be construed as:

      (a) requiring the filing of any patent or trademark application, the securing of any patent or trademark, or the maintaining of any patent or trademark in force provided that NNI shall reasonably cooperate with Elastic in connection with the foregoing;

      (b) a representation or warranty of any kind by NNI as to merchantability, fitness for a particular purpose, validity or scope of the Transferred Patents or any Improvements thereto, or whether or not the use of the Transferred Patents or any Improvements thereto will infringe any patent or other rights of any other person.

      (c) an agreement to bring or prosecute actions or suits against third parties for infringement;

      (d) an obligation to furnish any assistance or any manufacturing or technical information not constituting Transferred Patents;

      (e) except as provided herein, conferring any right to use, in advertising, publicity or otherwise, any name, trade name or trademark, or any contraction, abbreviation or simulation thereof;

      (f) conferring by implication, estoppel or otherwise upon either Party any license or other right under any patent or other intellectual property right, except the licenses and rights expressly granted herein; or

      (g) an obligation on the part of one Party to indemnify the other Party for any reason.


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6.2 EXCEPT AS EXPRESSLY PROVIDED FOR IN THE CONTRIBUTION AGREEMENT, IN NO EVENT
SHALL NNI OR ELASTIC INCLUDING THEIR SUBSIDIARIES, AFFILIATES, SHAREHOLDERS, OFFICERS, CONTRACTORS, DIRECTORS, EMPLOYEES AND AGENTS) BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, DAMAGES ARISING FROM LOST BUSINESS, LOST SAVINGS, LOST DATA, AND LOST PROFITS, REGARDLESS OF THE CAUSE AND WHETHER ARISING IN CONTRACT (INCLUDING FUNDAMENTAL BREACH), TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF THE BREACHING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE VII GENERAL

7.1 No agency, partnership, joint venture or employment relationship is or shall be created by virtue of this Agreement.

7.2 A Party shall not be liable, wholly or in part, for non-performance or a delay in performance of its obligations under this Agreement, if such delay is due to force majeure or contingencies or causes beyond the reasonable control of such Party, including but not limited to, flood, wind, hurricane, tornado, earthquake, explosion, or other similar catastrophe, hostilities, restraint of rulers or people, civil commotion, act of terrorism, strike, labor dispute, blockage or embargo or any act of nature, fires, accident, epidemic or quarantine restrictions.

7.3 The attached Schedules A, Band C, as may be modified in accordance with the terms and conditions herein, form part of this Agreement. This Agreement may only be modified by an instrument in writing mutually agreed upon and executed by each Party's duly authorized representatives.

7.4 Elastic acknowledges that Transferred Patents are subject to US export control laws, including the US Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Elastic agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import Licensed Products or Transferred Patents as may be required after delivery to Elastic.

7.5 The Parties agree that the UN Convention on Contracts for the International Sale of Goods (Vienna, 1980) shall not apply to this Agreement nor to any dispute arising out of this Agreement.

7.6 In the event that any provision of this Agreement is found to be invalid, voidable or unenforceable, the Parties agree that such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining portions thereof, and that the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision. This Agreement constitutes the entire agreement between the Parties and supersedes all other agreements between the Parties concerning the subject matter herein.


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7.7 This Agreement constitutes the entire agreement between the Parties and supersedes all other agreements between the Parties concerning the subject matter herein.

7.8 This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts (without reference to the conflict of law provisions thereof) and the federal laws of the United States of America applicable therein.


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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective
Date.

NORTEL NETWORKS INC.                       ELASTIC NETWORKS INC.


/s/ Michael Pangia
----------------------------------------   -------------------------------------
Authorized Signature                       Authorized Signature

Michael Pangia, Vice President, Finance,
Sales and Business Development             Guy D. Gill, President
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Printed Name and Title                     Printed Name and Title

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective
Date.

NORTEL NETWORKS INC.                       ELASTIC NETWORKS INC.


                                           /s/ Guy D. Gill
----------------------------------------   -------------------------------------
Authorized Signature                       Authorized Signature

Michael Pangia, Vice President, Finance,
Sales and Business Development             Guy D. Gill, President
----------------------------------------   -------------------------------------
Printed Name and Title                     Printed Name and Title